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EXHIBIT 10(s)

Summary Plan Description for:
The Dow Chemical Company
Company-Paid Life Insurance
Employee-Paid Life Insurance
Dependent Life Insurance

This Summary Plan Description (SPD) is updated annually on the Dow Intranet.

See also the Choices enrollment brochures, which are published annually for summaries of the most recent modifications to this SPD. Copies of any of the above can be found on the Dow Intranet or by requesting a copy from the Human Resources (HR) Service Center, Employee Development Center, Midland, MI 48674, telephone 877-623-8079 or 989-638-8757. Summaries of modifications may also be published from time to time in Dow's Newsline publication or by separate letter.

Amended and Restated:January 26, 2004
For the Plan Year Beginning January 1, 2004

LIFE INSURANCE PLANS

This booklet is the Summary Plan Description (SPD) for the Company-Paid Life Insurance Plan and The Dow Chemical Company Employee-Paid and Dependent Life Insurance Plans. (Collectively referred to in this SPD as "Plans". Individually, each plan may be referred to as "Plan"). References to "Dow" refer collectively to The Dow Chemical Company and its subsidiaries and affiliates authorized to participate in the Plans.

        Company-Paid Life Insurance is sponsored, administered and the premium paid by Dow. It provides automatic coverage for eligible Employees.

        Both Employee-Paid Life Insurance and Dependent Life Insurance are optional plans that you may select. Both are sponsored by The Dow Chemical Company ("Company"), but you must pay the premiums.

        Words that are capitalized are either defined in this SPD or the applicable Plan Document. References to "Participating Employer" refer to The Dow Chemical Company or any other corporation or business entity The Dow Chemical Company authorizes to participate in the Plans with respect to its Employees. The terms "Dow" and "Participating Employers" have the same meaning, and may be used interchangeably in this SPD. The applicable Plan Document for the Company-Paid Life Insurance Plan is The Dow Chemical Company Group Life Insurance Program Plan Document. The applicable Plan Document for the Employee-Paid and Dependent Life Insurance Plans is The Dow Chemical Company Employee-Paid Life and Dependent Insurance Program Plan Document. The Plan Documents are available by requesting from the applicable Plan Administrator listed in the ERISA Information section of this SPD.

COMPANY-PAID LIFE INSURANCE

Plan Description

Company-Paid Life Insurance (referred to in the Company-Paid Life Insurance portion of this SPD as the "Plan") is a group term life insurance plan that provides automatic coverage at no cost to you. The amount of your coverage is equal to one times (1X) your base annual salary and is adjusted accordingly. The benefits are insured by a group term life insurance policy underwritten by Metropolitan Life Insurance Company (MetLife). MetLife pays the benefits under the Plan. In addition, MetLife is the named fiduciary for making decisions as to whether a Claim for Benefits is payable.

Eligibility

  Salaried Employees:

        Salaried Employees of a Participating Employer with regular, active, Full-Time or Less-Than-Full-Time status are eligible and are automatically covered under this Plan(1), except as follows:

        (1)   If you were enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and you signed a waiver of all your rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between you and The Dow Chemical Company, you are eligible until you no longer have active Employee status, or until you elect to waive coverage. In addition, if you were enrolled in the Union Carbide Corporation Executive Life Insurance Plan ("UCC Executive Life") on October 31, 2002, and had active Employee status on the date that your Agreement and Collateral Assignment between you and Union Carbide Corporation were terminated, you are eligible until you no longer have active Employee status, or until you elect to waive coverage. Once coverage is waived, you will not be allowed to re-enroll in the future.

          1.     Employees enrolled in the Key Employee Insurance Program ("KEIP") are not eligible for active Employee or Retiree Company-Paid Life Insurance coverage, except that on the later of "program completion date" or "retirement" (as those terms are defined in KEIP), if the Employee would otherwise have been eligible for coverage under the Company-Paid Life Insurance Plan, the Employee may resume eligibility for the Plan; and

          2.     Employees who were enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan ("Dow Split Dollar") on September 30, 2002, who have not waived their rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement, are not eligible for coverage under the Company-Paid Life Insurance Plan.

  Bargained-for Employees:

        Bargained-for Employees with active, Full Time status whose collective bargaining unit and the Participating Employer have agreed to this Plan are automatically covered.

  Employees on a Leave of Absence:

        Employees who are on a family or medical leave of absence approved by a Participating Employer, which leave of absence provides for eligibility for coverage under the Plan are eligible for coverage as specified by the terms and conditions of the leave of absence. If you are on a "Benefit Protected Leave of Absence", you are also eligible for coverage. A "Benefit Protected Leave of Absence" is a leave of absence, designated as a "Benefit Protected Leave of Absence", for an Employee or group of Employees that is approved in writing by the Vice President of Human Resources during which an Employee who is not actively working for Dow may continue coverage under the Plan. Benefit Protected Leaves of Absences automatically expire after three (3) months, or upon the Employee's return to active work with Dow, whichever occurs first. The Vice President of Human Resources may renew a Benefit Protected Leave of Absence. Such renewal must be in writing. You may also be eligible if you are approved by the Participating Employer for certain other leaves of absences. Check the Plan Document for more information.

  Disabled Employees:

        Employees who are being paid a benefit from The Dow Chemical Company Long Term Disability Income Protection Plan are also eligible under the Plan. If you are receiving payments from UNUM Life Insurance Company of America under the long term disability benefit plan under a Hampshire Chemical Corporation Health and Welfare Plan, then you are also eligible. Eligibility under the Company-Paid Life Insurance Plan ends for long term disability participants when you no longer meet the disability requirements of the applicable disability plan or when you are no longer covered under such disability plan.

  Plan Administrator Determines Eligibility

        The Plan Administrator determines eligibility. The Plan Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact. Interpretations and eligibility determination by the Plan Administrator are final and binding on Participants.

        If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan, or have been told that you are not, see the Claims Procedures Appendix of this SPD.

Eligibility for Special Additional Coverage for Certain Disabled Persons

Participants of certain disability programs are eligible for an amount of life insurance coverage in addition to the 1X Company Paid coverage. The details of the coverage can be found under the heading "Special Additional Coverage for Certain Disabled Persons".

        If you are receiving payments from UNUM Life Insurance Company of America under the long term disability benefit plan under a Hampshire Chemical Corporation Health and Welfare Plan, then you are also eligible for the coverage described in the Hampshire long term disability plan, provided you were enrolled in Hampshire's supplemental life program prior to being approved to receive long term disability payments under Hampshire's long term disability plan. Eligibility for the special coverage ends for long term disability participants when you no longer meet the disability requirements of the applicable disability plan, or when you are no longer covered under such disability plan.

        If you are enrolled in the Texas Operations Hourly Total and Permanent Disability Plan (T&P Plan), and you have been deemed to be "totally and permanently disabled" by the plan administrator of that plan, you are eligible for the special coverage, provided you were enrolled in the Texas Operations Hourly Optional Contributory Life Insurance Plan at the time you became totally and permanently disabled.

Enrollment

Completing an enrollment card is necessary only to name your beneficiary.

Employee Contribution

Dow provides Company-Paid Life Insurance at no cost to you.

Plan Coverage

Amount of Coverage.    If you are a Salaried Employee, your benefit under this Plan is equal to one times (1X) your base annual salary, rounded up to the next $1,000. Your coverage automatically is adjusted as your base salary changes. If you are a Bargained-for Employee whose collective bargaining unit has agreed to this Plan, your benefit is equal to one times (1X) your annual pay calculated using your base hourly rate, rounded up to the next $1,000. Your coverage is automatically adjusted each January 1, based on your hourly rate on the preceding December 1.

The maximum amount of coverage available is $1.5 million(2).

        If you are a Union Carbide employee, your benefit will be determined using your annual pay at Union Carbide as of December 31, 2001, as determined under the provisions of the Union Carbide Basic Life Insurance Plan until your annual base salary calculated under the normal provisions of the Plan exceed such amount. At that time, the Plan will no longer retain the December 31, 2001 Union Carbide annual pay information and will look solely to the annual base salary calculated under the normal provisions of the Plan to determine the amount of your coverage.

Special Coverage for Certain Disabled Persons

LTD

If you are being paid a benefit under Dow's Long Term Disability Income Protection Plan, you are also eligible for an additional amount of coverage, which is determined by the amount of Employee-Paid Life coverage you were enrolled in as an active Employee immediately prior to being approved to receive LTD payments, but not to exceed 1x. This additional coverage ends when you are no longer being paid a benefit under LTD.

Active Coverage	LTD Coverage
0	0
1/2 x	1/2 x
1x to 6x	1x

        For salaried employees, base annual salary is used to calculate the life insurance amount. For bargained-for employees, annual pay calculated using your base hourly rate is used.

Texas Total and Permanent Disability

If you were enrolled in the Texas Operations Hourly Total and Permanent Disability Plan (T&P Plan) and you were deemed to be "totally and permanently disabled" by the plan administrator of that plan, you are eligible for additional coverage under the Company Paid Life Insurance Plan equal to the amount of coverage you were enrolled in under the Texas Operations Hourly Optional Life Insurance Contributory Plan (Contributory Life) at the time you became totally and permanently disabled. The following provisions apply to you:

  •
  If it is determined that you were "totally and permanently disabled" prior to age 60 by the administrator of the T&P Plan, you have 10 years of service, and you have been off work for nine months due to a disability, you will continue to have the amount of Contributory Life coverage you had in effect when you were an active employee until you are

        (2)   This maximum is waived if you are an Employee who was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and you signed a waiver of all your rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between you and The Dow Chemical Company. This maximum is also waived if you were enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2002, and you were an active Employee on the date that your Agreement and Collateral Assignment between you and Union Carbide Corporation were terminated. This maximum is also waived if you are an executive who is V5 or above and have written approval from the Director of Global Compensation and Benefits for The Dow Chemical Company to receive this level of benefit.

    no longer "totally and permanently disabled", as determined by the plan administrator of the T&P Plan. This coverage will be provided under the Company Paid Life Insurance Plan at no cost to you. At age 65, coverage ends.

  •
  If it is determined that you were "totally and permanently disabled" by the administrator of the T&P Plan, and you have less than 10 years of service and are disabled prior to age 60, you will continue to have the amount of Contributory Life coverage you had in effect when you were an active employee until you are no longer "totally and permanently disabled", as determined by the plan administrator of the T&P Plan. This coverage will be provided under the Company Paid Life Insurance Plan at no cost to you.

  •
  The T&P Plan administrator may require proof of total and permanent disability annually. If you are no longer totally and permanently disabled under the T&P Plan, or otherwise eligible for benefits under the T&P Plan, your insurance coverage ends. It is expected that disabled employees will be under the care of a physician.

Effective Dates of Coverage.

Beginning.    Your coverage begins on your first day of active employment as an Employee of a Participating Employer, unless you were a former participant of The Dow Chemical Company Executive Split Dollar Life Insurance Plan or the Union Carbide Corporation Executive Life Insurance Plan as described above in the Eligibility section, in which case your coverage begins the first day of the month following the termination of your participation in such executive life insurance plan.

Ending/Conversion.    Coverage ends 31 days after you no longer meet the eligibility requirements of the Plan. During this 31-day period, you may convert your Company-Paid coverage to an individual non-term life insurance policy through MetLife without having to prove insurability. You must pay the cost for the conversion policy. For more information about conversion coverage, contact MetLife at 1-800-638-5433.

Reporting Imputed Income.    The Internal Revenue Code requires that the cost of Company-Paid Life Insurance in excess of $50,000 be reported as taxable income. This imputed income will be reported on your W-2 Form in addition to your other taxable income. Former participants of The Dow Chemical Company Split Dollar Life Life Insurance Plan and the Union Carbide Corporation Executive Life Insurance Plan are not eligible for the $50,000 exclusion.

        The cost of your Company-Paid Life Insurance in excess of $50,000 is based on a Uniform Premium Table established by the federal government.

Benefit Payment

Naming Your Beneficiary.    You designate your beneficiary on the Company-Paid Life Beneficiary Designation form, available from the Intranet or the HR Service Center. A contingent beneficiary is recommended. If you fail to name a beneficiary, your benefit will be paid to your estate.

        You may change your beneficiary whenever you choose by completing a beneficiary change form. Beneficiary changes are not effective until the date they are received and processed by the Dow Benefits Center. You will receive written notification of your beneficiary change.

Payment Options.    In the event of your death, your beneficiary should contact the HR Service Center. The beneficiary on record must complete and sign a claim form to receive benefits, and a certified death certificate must be provided to MetLife to disburse the life insurance proceeds. To file a Claim for a Plan Benefit, see Claims Procedures Appendix of this SPD. There are several payment options available including lump sum, money market and guaranteed interest. Your HR Service Center staff can inform your beneficiary of the selections available. MetLife can also provide assistance with payment options available.

Funding

Dow pays the entire premium for the Company-Paid Life Insurance Plan. MetLife pays the benefits under an insurance policy. MetLife may combine the experience for the policy with other policies held by Dow. This means that the costs of these coverages may be determined on a combined basis, and the costs accumulated from year to year. Favorable experience under one or more coverages in a particular year may offset unfavorable experience on other coverages in the same year or offset unfavorable experience of coverages in prior years. Policy dividends declared by MetLife for the Company-Paid Life Insurance Plan are used to reduce Dow's cost for the coverage in the same and prior years.

Accelerated Benefit Option (ABO)

Under the Accelerated Benefit Option, if you have been diagnosed as having a terminal illness, you may receive a portion of your Company-Paid Life Insurance and Employee-Paid Life Insurance benefits before death. Having access to life proceeds at this important time could help ease financial and emotional burdens. In order to use ABO, you must be covered for at least $10,000 from your Company-Paid Life Insurance and/or Employee-Paid Life Insurance. You may receive an accelerated benefit of up to 50 percent (minimum $5000 and maximum $250,000) of your Company-Paid Life Insurance and/or Employee-Paid Life Insurance if, as a result of an injury or sickness you are diagnosed as terminally ill, with six months or less to live, and from which there is no reasonable prospect of recovery. A claim form can be obtained from the Dow Benefits Center and must be completed and returned for evaluation and approval by MetLife.

Your Rights

You have certain rights under the Plan and are entitled to certain information by law. Be sure to review the Filing a Claim section, Appealing a Denial of Claims section, Fraud Against the Plan section, Grievance Procedure section, Your Legal Rights section, ERISA Enforcement section, Welfare Benefits section, The Company's Right to Amend, Modify, and Terminate the Plans section, Disposition of Plan Assets if the Plan is Terminated section, For More Information section, Important Note section, and ERISA Informationsection at the end of this SPD.

EMPLOYEE-PAID LIFE INSURANCE

Plan Description

Under the Employee-Paid Life Insurance Plan, you may select the amount of your coverage in multiples of one-half times (1/2X) your base annual salary up to six times (6X) your base annual salary. The Employee-Paid Life Insurance Plan is a group term life insurance plan. The benefits are insured by a group term life insurance policy underwritten by Metropolitan Life Insurance Company (MetLife). MetLife pays the benefits under the Plan. In addition, MetLife is the named fiduciary for making decisions as to whether a Claim for Benefits is payable.

Eligibility

  Salaried Employees:

        Salaried Employees of a Participating Employer with regular, active, Full-Time or Less-Than-Full-Time status are eligible and are automatically covered under this Plan.

  Bargained-for Employees:

        Bargained-for Employees with active, Full Time status whose collective bargaining unit and the Participating Employer have agreed to this Plan are automatically covered.

  Employees on a Leave of Absence:

        Employees who are on a family or medical leave of absence approved by a Participating Employer, which leave of absence provides for eligibility for coverage under the Plan are eligible for coverage as specified by the terms and conditions of the leave of absence. If you take an educational, sabbatical or unpaid ambassador leave of absence that has been approved by the Participating Employer, you may continue the coverage you had as an active employee up to two times (2X) your base annual salary, for the duration of your leave.

        If you are on a "Benefit Protected Leave of Absence", you are also eligible for coverage. A "Benefit Protected Leave of Absence" is a leave of absence, designated as a "Benefit Protected Leave of Absence", for an Employee or group of Employees that is approved in writing by the Vice President of Human Resources during which an Employee who is not actively working for Dow may continue coverage under the Plan. Benefit Protected Leaves of Absences automatically expire after three (3) months, or upon the Employee's return to active work with Dow, whichever occurs first. The Vice President of Human Resources may renew a Benefit Protected Leave of Absence. Such renewal must be in writing. You may also be eligible if you are approved by the Participating Employer for certain other leaves of absences. Check the Plan Document for more information.

  Disabled Employees:

        Persons who are being paid a benefit under Dow's Long Term Disability Income Protection Plan are not eligible coverage under the Employee-Paid Life Insurance plan. Refer to the Company-Paid Life, Special Coverage for Certain Disabled Persons section of this summary plan description.

  Plan Administrator Determines Eligibility

        The Plan Administrator determines eligibility. The Plan Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact. Interpretations and eligibility determination by the Plan Administrator are final and binding on Participants.

        If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan, or have been told that you are not, see the Claims Procedures Appendix of this SPD.

Enrollment

To obtain Employee-Paid Life Insurance coverage, phone enroll during annual enrollment or complete an enrollment form, available from the HR Service Center or the Dow Intranet. You may enroll:

  •
  On or before your employment date, with coverage to begin on your first day of work if you provide a copy of your birth certificate or other proof of your age that the Plan Administrator deems appropriate. If you do not provide proof of your age that is satisfactory to the Plan Administrator within the time required by the Plan Administrator, you will not be covered.

  •
  Within 90 days after your first day of active employment with coverage to begin on your enrollment date if you provide a copy of your birth certificate or other proof of your age that the Plan Administrator deems appropriate. If you do not provide proof of your age that is satisfactory to the Plan Administrator within the time required by the Plan Administrator, you will not be covered.

  •
  Within 90 days of a change in your personal status such as Marriage/Domestic Partnership a change in your Spouse's/Domestic Partner's employment, or the addition of a Dependent child, provided you are actively at work. Coverage begins on the date your enrollment form is received by the HR Service Center, or you enroll by calling the HR Service Center, provided the HR Service Center receives proof of change in status and proof of age that is satisfactory to the Plan Administrator within the time required. If you do not provide the requisite proofs that are satisfactory to the Plan Administrator within the time required by the Plan Administrator, you will not be covered.

  •
  During the Choices enrollment period, you will be allowed to increase your coverage by 1 increment (one-half times (1/2X) base annual salary) provided you are actively at work.

  •
  At any other time you are actively at work, by providing proof of insurability, your coverage begins on the date that MetLife accepts your proof of insurability. You must pay for a physical examination if one is required to prove insurability.

        Failure to provide the prerequisite proofs will result in cancellation of coverage, including retroactive cancellation, and may require you to reimburse the Plan for any benefits paid by the Plan. The Plan Administrator may request proof of your age at any time.

Employee Contribution

Your contribution, made through post tax payroll deductions, is based on your age, your annual base salary, and whether you are a "non-tobacco-user". As your age and salary change, your deductions will be automatically adjusted. You are considered a "non tobacco-user" by the Plan if you have not used a tobacco product in the last 12 months. If you quit using tobacco, you are considered a "non-tobacco-user as of the first day of the month after you complete 12 non-tobacco-using months. If you are a tobacco user, you are considered a tobacco user as of the first day you use tobacco. Administratively, you will not be adjusted to tobacco user deductions until the first of the month following the tobacco use. A false or out of date statement regarding tobacco use may result in benefits not being paid.

        Current rates are listed in your Choices enrollment brochure. These costs are reviewed and revised periodically.

        If you are on a leave of absence approved by the Participating Employer that provides eligibility under this Plan, the Plan Administrator has the full discretion to make special administrative arrangements as are necessary, such as deferring Employee contributions on a temporary basis during the leave of absence, and requiring the Employee to repay premiums when the Employee returns to work, or any other arrangements the Plan Administrator deems appropriate.

        If the last payroll period for a Plan Year occurs partly during a current Plan Year and partly during the next Plan Year, the Plan Administrator has the full and complete discretion to modify the Participant contributions in any way that the Plan

Administrator deems administratively efficient, including modifying the Participant contributions for the last payroll period without the Participant's consent.

Plan Coverage

Amount of Coverage.    You may purchase coverage in increments equal to one-half times (1/2X) your annual base salary, rounded up to the next $1,000. The maximum coverage allowable is equal to six times (6X) your annual salary up to a $1.5 million limit(3). If you are a Union Carbide employee, your benefit will be determined using your annual pay at Union Carbide as of December 31, 2001, as determined under the provisions of the Union Carbide Basic Life Insurance Plan until your annual base salary calculated under the normal provisions of the Plan exceed such amount. At that time, the Plan will no longer retain the December 31, 2001, Union Carbide annual pay information and will look solely to the annual base salary calculated under the normal provisions of the Plan to determine the amount of your coverage.

        You may increase the amount of your coverage:

  •
  Within 90 days of a change in your personal status, such as Marriage, Domestic Partnership, a change in your Spouse's/Domestic Partner's employment, or the addition of a Dependent child, provided you are actively at work and provided the HR Service Center receives proof of change in status that is satisfactory to the Plan Administrator.

  •
  At any time you are actively at work, by providing proof of insurability to MetLife. You must pay for a physical examination, if one is required to prove insurability.

  •
  During Choices enrollment you may increase one increment (1/2X) without providing proof of insurability, provided you are actively at work.

        You may decrease the amount of your coverage any time by completing an enrollment form, available from the HR Service Center or the Dow Intranet.

Effective Dates of Coverage

Beginning.    Your coverage generally begins on your date of enrollment and when you meet the enrollment requirements outlined in this booklet. If you are not actively at work, any increase to your life insurance will not be effective until you return to work.

Ending/conversion.    Coverage ends 31 days after you no longer meet the eligibility requirements of the Plan. During this 31 day period, you may convert your plan coverage to an individual non-term life insurance policy through MetLife without having to prove insurability. You must pay the cost for the conversion policy. For more information regarding conversion options, contact MetLife at 1-800-638-5433.

Benefit Payment

Naming Your Beneficiary:    You may elect a beneficiary by completing and returning an Employee-Paid Life Beneficiary Designation form. Your beneficiary election is not effective until the completed form is received and processed by the Dow Benefits Center. You will receive written notification of your beneficiary change. You may obtain a beneficiary form from the Dow Intranet or the HR Service Center. If you do not designate a beneficiary, then the default beneficiary will be the same as the beneficiary on your Company-Paid Life Insurance. If you are not eligible for Company-Paid Life Insurance, and you are enrolled in KEIP or Post-65 Executive Life, then the default beneficiary is the same as your beneficiary for the 1X Life Insurance Benefit Portion under the Key Employee Insurance Program or Post-65 Executive Life.

        (3)   You are eligible for an additional 1x of coverage over and above the 6x or $1.5 million maximum if (1) you are an Employee who was enrolled in The Dow Chemical Company Executive Split Dollar Life Insurance Plan on September 30, 2002, and you signed a waiver of all your rights under The Dow Chemical Company Executive Split Dollar Life Insurance Agreement between you and The Dow Chemical Company who elected to purchase the additional 1x coverage effective October 1, 2003, or (2) you are an Employee who was enrolled in the Union Carbide Corporation Executive Life Insurance Plan on October 31, 2002, and you were an active Employee on the date your Agreement and Collateral Assignment between you and Union Carbide Corporation were terminated and you elected to purchase the additional 1x coverage effective November 1, 2003, or (3) you are an executive who is V5 or above who has written approval from the Director of Global Compensation and Benefits for The Dow Chemical Company to receive such a benefit. If you waive the additional 1x coverage, you are not eligible to enroll for such coverage in the future. Further, you are no longer eligible for any coverage under the Plan when you no longer have active Employee status.

        If there is no beneficiary designation or default beneficiary in effect, the life insurance benefit will be paid to the Employee's estate.

Payment Options.    In the event of your death, your beneficiary should contact the HR Service Center. A certified death certificate must be provided to MetLife to disburse the life insurance proceeds. To file a Claim for a Plan Benefit, see Claims Procedures Appendix of this SPD. There are several payment options available including lump sum, money market and guaranteed interest. The HR Service Center staff can inform your beneficiary of the selections available. MetLife is also available to provide assistance with payment options.

Funding

Employees pay the entire premium for coverage. The benefits under the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan are not combined for experience with the other insurance coverages. Favorable experience under the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan in a particular year may offset unfavorable experience in prior years. It is not anticipated that there will be any dividends declared for the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan based on the manner in which the insurer has determined the premium rates.

Joint Insurance Arrangement

Dorinco Reinsurance Company (Dorinco) and MetLife, Inc. (MetLife) have entered into an arrangement that is allowed by the U.S. Department of Labor pursuant to Prohibited Transaction Exemption 96-62 and 29 CFR Part 2570, subpart B. [DOL Final Authorization Number 2001-17E (May 14, 2001)]. Under this arrangement, MetLife has or will write the coverage for the Plan and Dorinco will assume a percentage of the risk. Under the insurance arrangement between MetLife and Dorinco, MetLife and Dorinco will each be liable to pay the agreed upon percentage of each death benefit claim in respect of a Plan Participant. When a claim for benefits is approved, Dorinco will transfer its percentage of each death benefit claim to MetLife. MetLife will then pay the full amount of the claim. If MetLife is financially unable to pay the portion of the claim, Dorinco will be obligated to pay the full amount of the claim directly. Similarly, if Dorinco is financially unable to pay its designated percentage of a particular claim, MetLife will be obligated to pay the entire amount of the claim. Neither MetLife nor Dorinco will charge the Plan any administrative fees, commissions or other consideration as a result of the participation of Dorinco.

Accelerated Benefit Option (ABO)

Under the Accelerated Benefit Option, if you have been diagnosed as having a terminal illness, you may receive a portion of your Company-Paid Life Insurance and Employee-Paid Life Insurance benefits before death. Having access to life proceeds at this important time could help ease financial and emotional burdens. In order to use ABO, you must be covered for at least $10,000 from your Company-Paid Life Insurance and/or Employee-Paid Life Insurance. You may receive an accelerated benefit of up to 50 percent (minimum $5000 and maximum $250,000) of your Company-Paid Life Insurance and/or Employee-Paid Life Insurance if, as a result of an injury or sickness you are diagnosed as terminally ill, with six months or less to live, and from which there is no reasonable prospect of recovery. A claim form can be obtained from the Dow Benefits Center and must be completed and returned for evaluation and approval by MetLife.

Your Rights

You have certain rights under the Plan and are entitled to certain information by law. Be sure to review the Filing a Claim section, Appealing a Denial of Claims section, Fraud Against the Plan section, Grievance Procedure section, Your Legal Rights section, ERISA Enforcement section, Welfare Benefits section, The Company's Right to Amend, Modify, and Terminate the Plans section, Disposition of Plan Assets if the Plan is Terminated section, For More Information section, Important Note section, and ERISA Information section at the end of this SPD.

DEPENDENT LIFE INSURANCE

Plan Description

Dependent Life Insurance provides coverage for your eligible family members at group rates. The benefits are insured by a group term life insurance policy underwritten by Metropolitan Life Insurance Company (MetLife). MetLife pays the benefits under the Plan. In addition, MetLife is the named fiduciary for making decisions as to whether a Claim for Benefits is payable.

Eligibility

Regular, Full-Time active or Less-Than-Full-Time active Salaried Employees of a Participating Employer are eligible to insure eligible Dependents under this Plan. In addition, active regular, Full Time Bargained-For Employees whose collective bargaining unit and the Participating Employer have agreed to this Plan, who are actively at work, are also eligible to insure eligible Dependents under this Plan. Eligible Employees on a family or medical leave of absence approved by Dow or a Participating Employer are also eligible to insure eligible Dependents under this Plan. If both you and your Spouse/Domestic Partner are eligible Employees, each may insure the other, but only one of you may insure your Dependent children.

        If you are on a "Benefit Protected Leave of Absence", you are also eligible to insure your eligible Dependent. A "Benefit Protected Leave of Absence" is a leave of absence, designated as such, for an Employee or group of Employees that is approved in writing by the Vice President of Human Resources during which an Employee who is not actively working for Dow may continue coverage under the Plan. Benefit Protected Leaves of Absences automatically expire after three (3) months, or upon the Employee's return to active work with Dow, whichever occurs first. The Vice President of Human Resources may renew a Benefit Protected Leave of Absence. Such renewal must be in writing.

        You may also be eligible to insure an eligible Dependent if you are approved by the Participating Employer for certain other leaves of absences. Check the Plan Document for more information.

        The Plan Administrator determines eligibility. The Plan Administrator is a fiduciary to the Plan and has the full discretion to interpret the provisions of the Plan and to make findings of fact. Interpretations and eligibility determination by the Plan Administrator are final and binding on Participants. If you want to file a Claim for a Determination of Eligibility because you are not sure whether you are eligible to participate in the Plan, or have been told that you are not, see the Claims Procedures Appendix of this SPD.

        Run-out claims under ERISA Plan #505 (which was terminated effective 12-31-99) for covered claims that were incurred but not yet paid under that plan, will be paid from this Plan.

Dependent Eligibility.    You may insure your Spouse/Domestic Partner. In addition, you may insure your Dependent child. To be eligible for coverage, a Dependent child (age 15 days to 25 years) must be principally supported by you and may be:

  •
  A natural or legally-adopted child.

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  A stepchild permanently residing in your household.

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  A child for whom you or your Spouse/Domestic Partner is the legal guardian, supported solely by you and permanently residing in your household.

Generally, your child is not eligible if he or she is:

  •
  Already covered as a dependent of another Dow employee. All covered children in a family must be enrolled by the same parent.

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  Married or ever has been married.

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  Employed full-time.

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  Age 25 years or older, unless the dependent relationship continues because of a physical or mental handicap. Contact the HR Service Center if this applies to you.

        A Dependent Spouse, Domestic Partner or child is also not eligible if he or she resides outside the United States and Canada or is in the military.

Enrollment

To enroll for Dependent Life Insurance coverage, enroll through the annual Choices enrollment period or complete an enrollment form, available from the Intranet or the HR Service Center as described below. You may enroll:

  •
  On or before your date of hire, with coverage to begin on your first day of work if you complete the enrollment form and submitted proof of Dependent eligibility and proof of age. Failure to provide the required proofs satisfactory to the Plan Administrator within the time required will result in no coverage.

  •
  Within 90 days after your first day of active employment, with coverage to begin on your submission of the completed enrollment form and proof of Dependent eligibility and proof of age. Failure to provide the required proofs satisfactory to the Plan Administrator within the time required will result in no coverage.

  •
  Within 90 days of a change in your personal status such as Marriage, Domestic Partnership, or the addition of a Dependent child, provided you are actively at work. Coverage begins on the date that the HR Service Center receives your enrollment form or you enroll by calling the HR Service Center. Failure to provide the required proofs satisfactory to the Plan Administrator within the time required will result in no coverage.

  •
  During the Choices Enrollment period, provided you are actively at work. You will be allowed to increase your Dependent Spouse/Domestic Partner coverage by one increment. There is no incremental limit on increased coverage for Dependent child(ren) during Choices Enrollment.

  •
  At any other time you are actively at work, by providing proof of insurability. Your coverage begins on the date that MetLife accepts your proof of insurability. You must pay for a physical examination, if one is required to prove insurability.

        The Plan Administrator may request proof of Dependent eligibility and proof of age at any time. Proof may consist of a birth certificate, passport, adoption papers, marriage license, statement of Domestic Partnership or any other proof that the Plan Administrator deems appropriate. Failure to provide proof of Dependent eligibility and proof of age within the time period required will result in no Dependent coverage.

        If you enrolled for coverage for your Dependent(s) and fail to provide proof of Dependent eligibility or proof of age satisfactory to the Plan Administrator within the time period required, and the Plan determines that your Dependent(s) is or are not covered, the Plan reserves the right not to refund the premiums you paid, and to cancel coverage of your Dependent(s) retroactive to the date you enrolled your Dependent(s).

Plan Coverage

Amount of Coverage.    You may select coverage for your Spouse/Domestic Partner and Dependent children based on the following options.

  •
  Spouse/Domestic Partner insurance coverage ranges from a minimum of $10,000 to a maximum of $100,000 in increments of $10,000. The monthly cost is based on your Spouse's/Domestic Partner's age, the amount of insurance and whether your Spouse/Domestic Partner is a "non-tobacco user".

  •
  For eligible Dependent child(ren) there are three levels of coverage: $2,000, $5,000 or $10,000.

You may increase the amount of your coverage:

  •
  At any time you are actively at work, by providing proof of insurability to MetLife. You must pay for a physical examination, if one is required.

  •
  Within 90 days of a change in your personal status, such as Marriage, Domestic Partnership, divorce, Termination of Domestic Partnership or the addition of a Dependent child, provided you are actively at work and provided the HR Service Center receives proof of the change in status that is satisfactory to the Plan Administrator.

  •
  During Choices enrollment, if you are actively at work, you may increase your Spouse's/Domestic Partner's coverage one increment without showing proof of insurability.

        You may decrease the amount of your coverage at any time by completing an enrollment card, available from the Dow Intranet or the HR Service Center.

Effective Dates of Coverage

Beginning.    Your coverage generally begins on your date of enrollment and when you meet the enrollment requirements outlined in this booklet.

Ending/Conversion.    Dependent Life Insurance Plan coverage ends 31 days after the earlier of: the date you no longer meet the eligibility requirements of the Plan, or the date your Dependent no longer meets the eligibility requirements of the Plan. During the 31 day period, you may convert the coverage to an individual non-term policy through MetLife without having to prove insurability. You must pay the cost for the conversion policy. Contact MetLife at 1-800-638-5433.

Employee Contribution

The Employee pays for Dependent Life Insurance coverage. Your contribution, made through post tax payroll deductions, is based on the coverage option that you choose. For coverage on your Spouse's/Domestic Partner's life, your contribution will also depend on whether your Spouse/Domestic Partner is a "non-tobacco-user". Your Spouse/Domestic Partner is considered a "non-tobacco-user" by the Plan if your Spouse/Domestic Partner has not used a tobacco product in the last 12 months. If your Spouse/Domestic Partner quits using tobacco, your Spouse/Domestic Partner is considered a "non-tobacco-user" as of the first day of the month after your Spouse/Domestic Partner completes 12 non-tobacco-using months. If your Spouse/Domestic Partner is a "non-tobacco-user", your Spouse/Domestic Partner is considered a tobacco-user as of the first day your Spouse/Domestic Partner uses tobacco. A false or out-of-date statement regarding tobacco use may result in benefits not being paid. For your portion of the monthly costs, refer to the Choices enrollment materials provided during annual enrollment.

        If you are on a Benefit Protected Leave of Absence, the Plan Administrator has the full discretion to make special administrative arrangements as are necessary, such as deferring Employee contributions on a temporary basis during the leave of absence, and requiring the Employee to repay premiums when the Employee returns to work, or any other arrangements the Plan Administrator deems appropriate.

Benefit Payment

Beneficiary Designation.    You are the beneficiary of your Dependent Life Insurance Plan. This cannot be changed.

Payment.    You should contact the HR Service Center to report a Dependent's death. A certified death certificate must be provided to MetLife to disburse the life insurance proceeds. There are several payment options available including lump sum, money market and guaranteed interest. The HR Service Center staff can inform you of the selections available. MetLife is also available to provide assistance with payment options. To file a claim, see Claims Procedures Appendix of this SPD.

Funding

Employees pay the entire premium for coverage. The benefits under the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan are not combined for experience with the other insurance coverages. Favorable experience under this insurance coverage in a particular year may offset unfavorable experience in prior years. It is not anticipated that there will be any dividends declared for the Employee-Paid Life Insurance Plan and the Dependent Life Insurance Plan based on the manner in which the insurer has determined the premium.

Accelerated Benefit Option (ABO) for Spouses/Domestic Partners Only

Under the Accelerated Benefit Option, if your Spouse/Domestic Partner is covered under Dependent Life Insurance and has been diagnosed as having a terminal illness, you may receive a portion of his or her Dependent Life Insurance before death. Having access to life proceeds at this important time could help ease financial and emotional burdens. In order to use ABO, your Spouse/Domestic Partner must be covered for at least $10,000 from Dependent Life Insurance. You may receive an accelerated benefit of up to 50 percent (minimum $5000 and maximum $50,000) of Dependent Life if, as a result of an injury or sickness he or she is diagnosed as terminally ill, with six months or less to live, and from which there is no reasonable prospect of recovery. A claim form can be obtained from the Dow Benefits Center and must be completed and returned for evaluation and approval by MetLife.

Your Rights

You have certain rights under the Plan and are entitled to certain information by law. Be sure to review the Filing a Claim section, Appealing a Denial of Claims section, Fraud Against the Plan section, Grievance Procedure section, Your Legal Rights section, ERISA Enforcement section, Welfare Benefits section, The Company's Right to Amend, Modify, and Terminate the Plans section, Disposition of Plan Assets if the Plan is Terminated section, For More Information section, Important Note section, and ERISA Informationsection at the end of this SPD.

Filing a Claim

See the Claims Procedures Appendix of this SPD.

Appealing a Denial of Claim

See the Claims Procedures Appendix of this SPD.

Fraud Against the Plan

Any Plan Participant who intentionally misrepresents information to the Plan or knowingly misinforms, deceives or misleads the Plan or knowingly withholds relevant information may have his/her coverage cancelled retroactively to the date deemed appropriate by the Plan Administrator. Further, such Plan Participant may be required to reimburse the Plan for Claims paid by the Plan. The employer may determine that termination of employment is appropriate and the employer and/or the Plan may choose to pursue civil and/or criminal action. The Plan Administrator may determine that the Participant is no longer eligible for coverage under the Plan because of his or her actions.

Grievance Procedure

If you want to appeal the denial of a claim for benefits, see the Claims Procedures Appendix of this SPD.

        If you feel that anyone is discriminating against you for exercising your rights under these Plans, or if you feel that someone has interfered with the attainment of any right to which you feel you are entitled under these Plans, or if you feel that the Plan Administrator has denied you any right you feel that you have under these Plans, you must notify the Plan Administrator (listed in the "ERISA Information" section of this SPD) in writing within 90 days of the date of the alleged wrongdoing. The Plan Administrator will investigate the allegation and respond to you in writing within 120 days. If the Plan Administrator determines that your allegation has merit, the Plan Administrator will either correct the wrong (if it was the Plan which did the wrong), or will make a recommendation to the Participating Employer if any of them have been alleged to be responsible for the wrongdoing. If the Plan Administrator determines that your allegation is without merit, you may appeal the Plan Administrator's decision. You must submit written notice of your appeal to the Plan Administrator within 60 days of receipt of the Plan Administrator's decision. Your appeal will be reviewed and you will receive a written response within 60 days, unless special circumstances require an extension of time. The Plan Administrator will give you written notice and reason for the extension. In no event should the decision take longer than 120 days after receipt of your appeal. If you are not satisfied with the Plan Administrator's response to your appeal, you may file suit in court. If you file a lawsuit, you must do so within 120 days from the date of the Plan Administrator's written response to your appeal. Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.

Your Legal Rights

When you are a participant in the Company-Paid, Employee-Paid or Dependent Life Insurance Plans, you are entitled to certain rights and protections under the Employee Retirement Security Act of 1974 (ERISA). This law requires that all Plan participants must be able to:

  •
  Examine, without charge, at the Plan Administrator's office and at other specified locations, the Plan Documents and the latest annual reports filed with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

  •
  Obtain, upon written request to the Plan Administrator, copies of the Plan Documents and Summary Plan Descriptions. The Administrator may charge a reasonable fee for the copies.

  •
  Receive a summary of each Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

        In addition to creating rights for you and all other Plan Participants, ERISA imposes duties on the people who are responsible for operating an employee benefit plan. The people who operate the Plans, called "fiduciaries" of the Plans, have a duty to act prudently and in the interest of you and other Plan Participants and beneficiaries.

        No one, including your employer or any other person, may discharge you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit, or from exercising your rights under ERISA. If you have a claim for benefits that is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

        Under ERISA, there are steps you can take to enforce the legal rights described above. For instance, if you request materials from one of the Plans and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you must file a written appeal within the time period specified in the Plan's Claims Procedures. Failure to comply with the Plan's claims procedures may significantly jeopardize your rights to benefits. If you are not satisfied with the final appellate decision, you may file suit in Federal court. If you file a lawsuit, you must do so within 120 days from the date of the Claims Administrator's or the Plan Administrator's final written decision (or the deadline the Claims Administrator or Plan Administrator had to notify you of a decision). Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

        If it should happen that plan fiduciaries misuse one of the Plan's money, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. If you file a lawsuit, you must do so within 120 days from the date of the alleged misuse. Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.

        If you feel that anyone is discriminating against you for exercising your rights under this benefit plan, or if you feel that someone has interfered with the attainment of any right to which you feel you are entitled under any of the Plans, you must notify the Plan Administrator listed in the "ERISA Information" section of this SPD in writing within 120 days of the date of the alleged wrongdoing. The Plan Administrator will investigate the allegation and respond to you in writing within 120 days. If the Plan Administrator determines that your allegation has merit, the Plan Administrator will either correct the wrong, if it was the Plan which did the wrong, or will make a recommendation to the Plan Sponsor or Participating Employer if any of them have been alleged to be responsible for the wrongdoing. If the Plan Administrator determines that your allegation is without merit, you may appeal the Plan Administrator's decision. You must submit written notice of your appeal to the Plan Administrator within 60 days of receipt of the Plan Administrator's decision. Your appeal will be reviewed and you will receive a written response within 60 days. If you are not satisfied with the Plan Administrator's response to your appeal, you may file suit in Federal court. If you file a lawsuit, you must do so within 120 days from the date of the Plan Administrator's written response to your appeal. Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.

        If you have any questions about the Program, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

Welfare Benefits

Welfare benefits, such as the Company-Paid Life Insurance Plan, Employee-Paid Life Insurance Plan and Dependent Life Insurance Plan, are not required to be guaranteed by a government agency.

Company's Right to Amend, Modify, and Terminate the Plans

The Company reserves the right to amend, modify or terminate the Company-Paid Life Insurance Plan, Employee-Paid Life Insurance Plan and Dependent Life Insurance Plan at any time at its sole discretion. Amendments, modifications, or termination of any of the Plans that have a financial impact of U.S. $10 million or more to The Dow Chemical Company (Company) in any single year require the approval of the Board of Directors of the Company or any committee of the Company that the Board may authorize to act on its behalf. Amendments, modifications, or termination of any of the Plans that have a financial impact of less than U.S. $10 million to the Company in any single year must be signed by the President or a Vice President of the Company and reviewed by the applicable Plan Administrator and an attorney in the Company's Legal Department. Certain modifications or amendments of the Plans which the Company deems necessary or appropriate to conform the Plans to, or satisfy the conditions of, any law, governmental regulation or ruling, and to permit the Plans to meet the requirements of the Internal Revenue Code may be made retroactively if necessary. Other amendments or modifications may also be made retroactively effective.

Disposition of Plan Assets if the Plans are Terminated

The Company may terminate any of the Plans at any time at its sole discretion. If the Company terminates a Plan, the assets of the Plan, if any, shall not be used by the Company, but may be used in any of the following ways:

  1)
  to provide benefits for Participants in accordance with the Plan, and/or

  2)
  to pay third parties to provide such benefits, and/or

  3)
  to pay expenses of the Plan and/or the Trust holding the Plan's assets, and/or

  4)
  to provide cash for Participants, as long as the cash is not provided disproportionately to officers, shareholders, or Highly Compensated Employees.

For More Information

If you have questions, phone the HR Service Center at (989) 638-8757 or 877-623-8079. They can provide more details about this benefit Plan.

Important Note

This booklet is the summary plan description (SPD) for the Company-Paid Life Insurance Plan, Employee-Paid Life Insurance Plan and Dependent Life Insurance Plan. However, it is not all-inclusive and it is not intended to take the place of each Plan's legal documents. In case of conflict between this SPD and the applicable Plan Document, the applicable Plan Document will govern.

        The Plan Administrator and the Claims Administrator are Plan fiduciaries. The Plan Administrator has the full and complete discretion to interpret and construe all of the provisions of the Plans for all purposes except to make Claims for Plan Benefits determinations, which discretion is reserved for the Claims Administrator. The Plan Administrator's interpretations shall be final, conclusive and binding. The Plan Administrator also has the full and complete discretion to make findings of fact for all purposes except to make Claim for Plan Benefits determinations, which discretion is reserved for the Claims Administrator. The Plan Administrator has the full authority to apply those findings of fact to the provisions of the applicable Plan. All findings of fact made by the Plan Administrator shall be final, conclusive and binding. The Plan Administrator has the full and complete discretion to decide whether or not it is making a Claim for Plan Benefit determination. For a detailed description of the Plan Administrator's authority, see the applicable Plan Document.

        For the purpose of making Claim for Plan Benefits determinations, the Claims Administrator has the full and complete discretion to interpret and construe the provisions of the Plans, and such interpretation shall be final, conclusive and binding. For the purpose of making Claim for Plan Benefits determinations, the Claims Administrator also has the full and complete discretion to make findings of fact and to apply those findings of fact to the provisions of the Plans. All findings of fact made by the Claims Administrator shall be final, conclusive and binding. For a detailed description of the Claims Administrator's authority, see the applicable Plan Document.

        The Company reserves the right to amend, modify or terminate the Plans at any time at its sole discretion. The procedures for amending each of the Plans are contained in the applicable Plan Document.

        The Plan Documents can be made available for your review upon written request to the Plan Administrator (listed in the ERISA Information section of this Summary Plan Description).

        This Summary Plan Description (SPD) and the benefits described do not constitute a contract of employment. Your employer retains the right to terminate your employment or otherwise deal with your employment as if this SPD and the Plans had never existed.

ERISA Information
The Dow Chemical Company Group Life Insurance Program
Company-Paid Life Insurance Plan
(A Welfare Benefit Plan)

Plan Sponsor:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
Employer Identification Number:	38-1285128
Plan Number:	507
Group Policy Number:	11700-G
Plan Administrator:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
To Apply For A Benefit Contact:	See Claims Procedures Appendix to this SPD.
To Appeal A Benefit Determination, File with:	See Claims Procedures Appendix to this SPD.
To Serve Legal Process, File With:	General Counsel The Dow Chemical Company Corporate Legal Department 2030 Dow Center Midland, MI 48674
Claims Administration:	MetLife, Inc. administers claims under a group policy issued to The Dow Chemical Company MetLife, Inc. Group Life Claims Onedia County Industrial Park Utica, NY 13504-6115
Plan Year:	The Plan's fiscal records are kept on a plan year beginning January 1 and ending December 31
Funding:
Dow pays the entire premium for the Plan. Benefits are funded through a group insurance contract with MetLife, Inc The assets of the "Program" may be used at the discretion of the Plan Administrator to pay for any benefits provided under the "Program", as the "Program" may be amended from time to time, as well as to pay for any expenses of the "Program". Such expenses may include, and are not limited to, consulting fees, actuarial fees, attorney fees, third party administrator fees and other administrative expenses.

ERISA Information
The Dow Chemical Company
Employee-Paid and Dependent Life Insurance Plans
(Welfare Benefit Plans)

Plan Sponsor:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
Employer Identification Number:	38-1285128
Plan Number:	515
Group Policy Number:	11700-G
Plan Administrator:	The Dow Chemical Company Employee Development Center Midland, MI 48674 1-877-623-8079
To Apply For A Benefit Contact:	See Claims Procedures Appendix to this SPD.
To Appeal A Benefit Determination, File with:	See Claims Procedures Appendix to this SPD.
To Serve Legal Process, File With:	General Counsel The Dow Chemical Company Corporate Legal Department 2030 Dow Center Midland, MI 48674
Claims Administration:	MetLife, Inc. administers claims under a group policy issued to The Dow Chemical Company. MetLife, Inc. Group Life Claims Onedia County Industrial Park Utica, NY 13504-6115
Plan Year:	The Plan's fiscal records are kept on a plan year beginning January 1 and ending December 31
Funding:
Employees pay the premiums. Benefits are funded through a group insurance contract with MetLife, Inc. The assets of the "Program" may be used at the discretion of the Plan Administrator to pay for any benefits provided under the "Program", as the "Program" may be amended from time to time, as well as to pay for any expenses of the "Program". Such expenses may include, and are not limited to, consulting fees, actuarial fees, attorney fees, third party administrator fees, and other administrative expenses.
Joint Insurance Arrangement:
Dorinco and MetLife have entered an arrangement approved by the the U.S. Department of Labor (DOL Advisory Opinion Letter 97-24A) in which if MetLife is insolvent, the entire life insurance benefit will be paid by Dorinco. If Dorinco is insolvent, the entire life insurance benefit will be paid by Metropolitan.

Dorinco's address is:
Dorinco Reinsurance Company 1320 Waldo Avenue Dorinco Building Midland, MI 48642

CLAIMS PROCEDURES APPENDIX
For the Summary Plan Descriptions of the Life Insurance Plans Sponsored by
The Dow Chemical Company

You Must File a Claim in Accordance with These Claims Procedures

A "Claim" is a written request by a claimant for a Plan benefit or an Eligibility Determination. There are two kinds of Claims:

  A Claim for Plan Benefits is a request for benefits covered under the Plan.

  An Eligibility Determination is a kind of Claim. It is a request for a determination as to whether a claimant is eligible to be a Participant or covered Dependent under the Plan.

You must follow the claims procedures for either CLAIMS FOR PLAN BENEFITS or CLAIMS FOR AN ELIGIBILITY DETERMINATION, whichever applies to your situation. See page 26 for the procedures for CLAIMS FOR PLAN BENEFITS. See page 26 for procedures for CLAIMS FOR ELIGIBILITY DETERMINATIONS.

Who Will Decide Whether to Approve or Deny My Claim?

The Dow Chemical Company will approve or deny a Claim for an Eligibility Determination. The initial determination is made by the Dow Benefits Center. If you appeal, the appellate decision is made by the Director of Global Benefits.

        MetLife will approve or deny a Claim for Plan Benefits. MetLife is the Claims Administrator for both the initial determination and (if there is an appeal), the appellate determination.

An Authorized Representative May Act on Your Behalf

An Authorized Representative may submit a Claim on behalf of a Plan Participant. The Plan will recognize a person as a Plan Participant's "Authorized Representative" if such person submits a notarized document signed by the Participant stating that the Authorized Representative is authorized to act on behalf of such Participant. A court order stating that a person is authorized to submit Claims on behalf of a Participant will also be recognized by the Plan.

Authority of the Administrators and Your Rights Under ERISA

The Administrators have the full, complete, and final discretion to interpret the provisions of the Plan and to make findings of fact in order to carry out their respective Claims decision-making responsibilities.

        Interpretations and claims decisions by the Administrators are final and binding on Participants. If you are not satisfied with an Administrator's final appellate decision, you may file a civil action against the Plan under s. 502 of the Employee Retirement Income Security Act (ERISA) in a federal court. If you file a lawsuit, you must do so within 120 days from the date of the Administrator's final written decision. Failure to file a lawsuit within the 120 day period will result in your waiver of your right to file a lawsuit.

CLAIMS FOR PLAN BENEFITS

Information Required In Order to Be a "Claim":

For Claims that are requests for Plan benefits, the claimant must complete a MetLife claims form. Call the HR Service Center at 1-877/623-8079 to obtain a form. (Retirees should call the Retiree Service Center to obtain a form at 1-800/344-0661). In addition, you must attach a certified death certificate (must be certified by the government authority, as exhibited by a "raised seal" on the certificate). You may request assistance from the Dow Benefits Center (1-989/636-9556) if you need help completing the MetLife claims form.

        Once you have completed the MetLife claims form, you must send it and the certified death certificate to:

  Dow Benefits Center
  The Dow Chemical Company
  Employee Development Center
  Midland, MI 48674
  Attention: Administrator for the life insurance plans

The Dow Benefits Center will review and sign your completed MetLife claims form and forward the form and certified death certificate to:

  MetLife, Inc.
  Group Life Claims
  P.O. Box 6115
  Utica, NY 13504-6115

CLAIMS FOR DETERMINATION OF ELIGIBILITY

Information Required In Order to Be a "Claim":

For Claims that are requests for Eligibility Determinations, the Claims must be in writing and contain the following information:

  •
  State the name of the Employee, and also the name of the person (Employee, Spouse/Domestic Partner, Dependent child, as applicable) for whom the Eligibility Determination is being requested

  •
  Name the benefit plan for which the Eligibility Determination is being requested

  •
  If the Eligibility Determination is for the Employee's Dependent, describe the relationship for whom an Eligibility Determination is being requested to the Employee (e.g. Spouse/Domestic Partner, child, etc.)

  •
  Provide documentation of such relationship (e.g. marriage certificate, Statement of Domestic Partnership, birth certificate, etc)

Claims for Eligibility Determinations must be filed with:

  Dow Benefits Center
  The Dow Chemical Company
  Employee Development Center
  Midland, MI 48674
  Attention: Administrator for the life insurance plans
  (Eligibility Determination)

INITIAL DETERMINATIONS

If you submit a Claim for Plan Benefits or a Claim for Eligibility Determination to the applicable Administrator, the applicable Administrator will review your Claim and notify you of its decision to approve or deny your Claim. Such notification will be provided to you in writing within a reasonable period, not to exceed 90 days of the date you submitted your claim; except that under special circumstances, the Administrator may have up to an additional 90 days to provide you such written notification. If the Administrator needs such an extension, it will notify you prior to the expiration of the initial 90 day period, state the reason why such an extension is needed, and indicate when it will make its determination. If the applicable Administrator denies the Claim, the written notification of the Claims decision will state the reason(s) why the Claim was denied and refer to the pertinent Plan provision(s). If the Claim was denied because you did not file a complete Claim or because the Administrator needed additional information, the Claims decision will state that as the reason for denying the Claim and will explain why such information was necessary.

APPEALING THE INITIAL DETERMINATION

If the applicable Administrator has denied your Claim for Plan Benefits or Claim for Eligibility Determination, you may appeal the decision. If you appeal the Administrator's decision, you must do so in writing within 60 days of receipt of the Administrator's determination, assuming that there are no extenuating circumstances, as determined by the applicable Administrator. Your written appeal must include the following information:

  •
  Name of Employee

  •
  Name of Dependent or beneficiary, if the Dependent or beneficiary is the person who is appealing the Administrator's decision

  •
  Name of the benefit Plan

  •
  Reference to the Initial Determination

  •
  Explain reason why you are appealing the Initial Determination

Send appeals of Eligibility Determinations to:

  Director of Global Benefits
  The Dow Chemical Company
  2020 Dow Center
  Midland, MI 48674
  Attention: Administrator for the life insurance plans
  (Appeal of Eligibility Determination)

Send appeals of benefit denials to:

  MetLife, Inc.
  Group Life Claims—The Dow Chemical Company
  Oneida County Industrial Park
  Utica, NY 13504-6115
  Attention: Claims Administrator
  (Appellate Review)

        You may submit any additional information to the applicable Administrator when you submit your request for appeal. You may also request that the Administrator provide you copies of documents, records and other information that is relevant to your Claim, as determined by the applicable Administrator under applicable federal regulations. Your request must be in writing. Such information will be provided at no cost to you.

        After the applicable Administrator receives your written request to appeal the initial determination, the Administrator will review your Claim. Deference will not be given to the initial adverse decision, and the appellate reviewer will look at the Claim anew. The person who will review your appeal will not be the same person as the person who made the initial decision to deny the Claim. In addition, the person who is reviewing the appeal will not be a subordinate who reports to the person who made the initial decision to deny the Claim. The Administrator will notify you in writing of its final decision. Such notification will be provided within a reasonable period, not to exceed 60 days of the written request for appellate review, except that under special circumstances, the Administrator may have up to an additional 60 days to provide written notification of the final decision. If the Administrator needs such an extension, it will notify you prior to the expiration of the initial 60 day period, state the reason why such an extension is needed, and indicate when it will make its determination. If the Administrator determines that it does not have sufficient information to make a decision on the Claim prior to the expiration of the initial 60 day period, it will notify you. It will describe any additional material or information necessary to submit to the Plan, and provide you with the deadline for submitting such information. The initial 60 day time period for the Administrator to make a final written decision, plus the 60 day extension period (if applicable) are tolled from the date the notification of insufficiency is sent to you until the date on which it receives your response. ("Tolled" means the "clock or time is stopped or suspended". In other words, the deadline for the Administrator to make its decision is "put on hold" until it receives the requested information). The tolling period ends when the Administrator receives your response, regardless of the adequacy of your response.

        If the Administrator has determined to that its final decision is to deny your Claim, the written notification of the decision will state the reason(s) for the denial and refer to the pertinent Plan provision(s).

QuickLinks

Summary Plan Description for: The Dow Chemical Company Company-Paid Life Insurance Employee-Paid Life Insurance Dependent Life Insurance
Amended and Restated:January 26, 2004 For the Plan Year Beginning January 1, 2004
ERISA Information The Dow Chemical Company Group Life Insurance Program Company-Paid Life Insurance Plan (A Welfare Benefit Plan)
ERISA Information The Dow Chemical Company Employee-Paid and Dependent Life Insurance Plans (Welfare Benefit Plans)
CLAIMS PROCEDURES APPENDIX For the Summary Plan Descriptions of the Life Insurance Plans Sponsored by The Dow Chemical Company